UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 23, 2011
APPROACH RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre
6500 West Freeway, Suite 800
Fort Worth, Texas	76116
(Address of principal executive offices)	(Zip Code)
(817) 989-9000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On February 23, 2011, Approach Oil & Gas Inc. (“AOG”), a subsidiary of Approach Resources Inc. (the “Company”), entered into a purchase and sale agreement (the “Purchase Agreement”) with J. Cleo Thompson & James Cleo Thompson, Jr., L.P. and Wes-Tex Drilling Company, L.P. to acquire an additional 38.33% working interest in oil and gas properties and equipment and support facilities in the Company’s Cinco Terry operating area in the Permian Basin, Crockett County, Texas (collectively, the “Assets”). The purchase price under the Purchase Agreement was $76.0 million, subject to customary adjustments, with an effective date of December 1, 2010.
     The Purchase Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.
     On February 28, 2011, AOG completed the acquisition of the Assets from J. Cleo Thompson & James Cleo Thompson, Jr., L.P. and Wes-Tex Drilling Company, L.P. pursuant to the Purchase Agreement for $76.0 million, subject to customary adjustments. Funding was provided through borrowings under the Company’s revolving credit facility and cash on hand.
     The Purchase Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On February 28, 2011, the Company borrowed $67 million in principal amount under its existing revolving credit facility (the “Loan”) to fund the acquisition of the Assets by AOG described in Items 1.01 and 2.01 and incorporated herein by reference. The Company’s revolving credit facility was established pursuant to its Revolving Credit Agreement dated January 18, 2008, among the Company, as borrower, The Frost National Bank, as administrative agent and lender, and the financial institutions named therein (as amended, the “Credit Agreement”).
     Pursuant to the terms of the Credit Agreement, the Loan will accrue interest at 4.75%. After accounting for the draw down of the Loan from the revolving credit facility, the Company has an available borrowing capacity of approximately $82.7 million remaining under its revolving credit facility.

Item 9.01	Financial Statements and Exhibits.
(a) Financial statements of business acquired.
     Since it is impracticable to provide the required financial statements for the Assets acquired from J. Cleo Thompson & James Cleo Thompson, Jr., L.P. and Wes-Tex Drilling Company, L.P. described in Item 2.01 at the time of this filing and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before May 11, 2011, by amendment to this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description
2.1*	Purchase and Sale Agreement dated as of February 23, 2011, between J. Cleo Thompson & James Cleo Thompson, Jr., L.P. and Wes-Tex Drilling Company, L.P., as Sellers, and Approach Oil & Gas Inc., as Buyer.

*	The exhibits and schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.
By:	/s/ J. Curtis Henderson
J. Curtis Henderson
Executive Vice President and General Counsel

Date: March 1, 2011

EXHIBIT INDEX

Exhibit No.	Description
2.1	Purchase and Sale Agreement dated as of February 23, 2011, between J. Cleo Thompson & James Cleo Thompson, Jr., L.P. and Wes-Tex Drilling Company, L.P., as Sellers, and Approach Oil & Gas Inc., as Buyer.

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